UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 19, 2008
Date of Report
(Date of earliest event reported)
SMITH INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-8514	95-3822631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
16740 East Hardy Road, Houston, Texas
(Address of principal executive offices)
77032
(Zip Code)
(281) 443-3370
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 19, 2008 and December 22, 2008, the Company executed amended and restated Change-of-Control Employment Agreements (the “Change-of-Control Agreements”) with Malcolm W. Anderson, Margaret K. Dorman, Richard E. Chandler, Jr., Bryan L. Dudman, John Kennedy, Michael Pearce, Peter Pintar and John Yearwood, each to be effective as of January 1, 2009, which amended and restated their previous Change-of-Control agreements with the Company primarily to comply with Section 409A of the Internal Revenue Code and to make other technical changes. On December 19, 2008, the Company also executed a Change-of-Control Employment Agreement with Christopher I.S. Rivers (collectively defined with the above referenced “Change-of-Control Agreements”). In the event of a “Change of Control” of the Company (as defined in the Change-of-Control Agreements), the Change-of-Control Agreements provide for the continued employment of the executive officers for a period of three years and provide for the continuation of salary and benefits during that period. If the executive is terminated by the Company (other than for cause, death or disability), or if the executive elects to terminate his or her employment for “Good Reason” (as defined in the Change-of-Control Agreements), the executive is entitled to receive a lump sum payment in cash equal to the aggregate of the following amounts: (i) current annual base salary and pro rata “highest annual bonus” through the date of termination, based on the greater of the highest bonus paid to the executive for the three-year period prior to the Change of Control and the annual bonus paid or payable to the executive for the most recently completed fiscal year following the Change of Control; (ii) any accrued vacation pay; (iii) a multiple, as described below, of the executive’s annual base salary and highest annual bonus (as determined above); and (iv) any actuarial increase in the Company’s Supplemental Executive Retirement Plan benefit the executive would have received had the executive’s employment continued for a number of years after the date of the executive’s termination equal to the executive’s severance multiple. The executive would also receive continued coverage under applicable welfare and benefit plans for a number of years equal to the executive’s severance multiple and, for purposes of determining eligibility under the Company’s retiree benefits arrangements, the executive is considered to have remained employed with the Company for the number of years equal to his or her severance multiple. The severance multiple is three if the termination occurs during the first year following a Change of Control; two if the termination occurs during the second year following a Change of Control; and one if the termination occurs during the third year following a Change of Control. The Company is also required to provide the executives with outplacement services for a period ending not later than the last day of the second calendar year that begins after termination, with the scope and provider to be determined by the executive in his or her sole discretion. With respect to Messrs. Kennedy and Pearce and Ms. Dorman, these amended and restated Change-of-Control Agreements represent a decrease in the severance multiple from three years to the sliding scale described above.
     As was the case prior to the amendment and restatement, the Change-of-Control Agreements continue to provide for a gross-up for any “golden parachute” excise taxes incurred by the executive.
     The foregoing description of the Form of Change-of-Control Agreement does not purport to be complete and is qualified in its entirety by reference to the applicable form agreement, which is filed herewith.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of Change-of-Control Employment Agreement as of December 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH INTERNATIONAL, INC.

Date: December 23, 2008	/s/ RICHARD E. CHANDLER, JR.

By: Richard E. Chandler, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Form of Change-of-Control Employment Agreement as of December 2008.